DAVIDSON & COMPANY
[LETTERHEAD]




February 23, 2000



Payforview.com Corp.
Suite 300, Guiness Tower
1055 West Hastings Street
Vancouver, BC
V6E 2E9

Dear Sirs:


Re:  Form 8-K

We refer to the Form 8-K Registration Statement of Payforview.com Corp. filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of Voyager International Entertainment Inc.'s consolidated financial statements at December 31, 1998 and have provided an audit report dated July 21, 1999. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.




                                               /s/ Davidson & Company


Vancouver, Canada                              Chartered Accountants